Exhibit 99.1

Kroger Announces Technology Leadership Succession Plan

Chris Hjelm, EVP and CIO, to Retire August 1, 2019;
Will Remain on as EVP Until Retirement Date

Yael Cosset Promoted to SVP and CIO, Effective May 1, 2019

CINCINNATI, Jan. 29, 2019 — The Kroger Co. (NYSE: KR) today announced its technology leadership succession plans in support of Restock Kroger.

Christopher T. Hjelm, executive vice president and chief information officer, will be succeeded by Yael Cosset, Kroger’s chief digital officer, effective May 1, 2019. Mr. Hjelm will remain executive vice president, reporting to Chairman and CEO Rodney McMullen, until his retirement on August 1, 2019.

Mr. Cosset will assume responsibility for the Kroger Technology function in addition to his current Kroger Digital portfolio — underscoring the strategic integration of digital and technology initiatives to deliver customers anything, anytime, anywhere.

“Yael and Chris have worked collaboratively to support Kroger’s technology evolution,” said Mr. McMullen. “Consistent with Kroger’s history of thoughtful succession planning, Chris and Yael have a deliberate transition plan to ensure continuity while successfully delivering on our Restock Kroger technology initiatives to redefine the grocery customer experience.”

Chris Hjelm to Retire as Executive Vice President and Chief Information Officer

“Chris has been a key member of the senior leadership team at Kroger for over a decade, playing a transformational role in making Kroger a respected technology company,” said Mr. McMullen. “We are grateful for his leadership during this important time in our company’s history. We know Chris will enjoy spending more time with his new granddaughter and close-knit family in retirement, while continuing to pursue his on-going entrepreneurial technology interests.”

Mr. Hjelm joined Kroger as senior vice president and chief information officer in 2005, after an extensive career in technology, including key senior executive roles at FedEx, Orbitz, and eBay. He was promoted to executive vice president in 2015.

Mr. Hjelm’s passion for technology and innovation were instrumental in developing industry-leading solutions including Scan, Bag, Go®, ClickList, QueVision — Kroger’s technology solution to speed up checkout wait times, and most recently the company’s digital EDGE™ Shelf technology.

Yael Cosset Promoted to Senior Vice President and Chief Information Officer

“Yael is driving Kroger’s business forward in support of Restock Kroger,” said Mr. McMullen. “He is a passionate advocate for applying technology, innovation and customer science to make a difference in the lives of our customers. Yael has the qualifications, skills and strategic mindset to ensure technology and digital are key accelerators of Kroger’s future success.”

Mr. Cosset was elected group vice president and chief digital officer in January 2017, where he has been successfully leading Kroger’s digital growth strategy. He previously served as chief commercial officer and chief information officer of 84.51° since its inception in 2015. Prior to this, he held several leadership roles at dunnhumby, including executive vice president of consumer markets, global chief information officer, and chief executive officer of KSS Retail, a global enterprise software provider of price modeling and optimization solutions for retailers worldwide.

Originally from France, Mr. Cosset graduated from the Classes Preparatoires aux Grandes Ecoles (Lycee Camille Guerin — Poitiers, France) with a major in Mathematics, and earned a Master of Science from the Business School of the Ecole Superieure de Commerce de Chambery (INSEEC — Chambery, France).

Technology and digital are fundamental elements of Restock Kroger, Kroger’s three-year plan to create shareholder value by serving America through food inspiration and uplift. Kroger’s digital and technology platforms play a key role in enabling Kroger to provide customers anything, anytime, anywhere. Developing talent at all levels is also a critical driver to ensure Kroger’s successful transformation from traditional grocery to growth company, enabling Kroger to live our purpose every day.

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: to Feed the Human SpiritTM. We are nearly half a million associates who serve over nine million customers daily through a seamless digital shopping experience and 2,765 retail food stores under a variety of banner names (https://parsley.kroger.com/PoliteMail/default.aspx?page=Kc3H67kEOUK7ipsbS6omcw&ref_id=3seNi9AmRk6ablSQG3rfCw), serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom (https://parsley.kroger.com/PoliteMail/default.aspx?page=VCKUvjm6Ukinx_vQAyYIbg&ref_id=3seNi9AmRk6ablSQG3rfCw) and investor relations site (https://parsley.kroger.com/PoliteMail/default.aspx?page=cwy9kr707ESe8s_bSDoxYA&ref_id=3seNi9AmRk6ablSQG3rfCw).

Contacts: Media: Kristal Howard, (513) 762-1304; Investors: Rebekah Manis, (513) 762-4969